Exhibit 99.1

CONTACT:	7720 N Dobson Road
Kara Stancell, Investor Relations & Corporate Communications	Scottsdale, AZ 85256
(480) 291-5854	(602)808-8800
www.Medicis.com
MEDICIS REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS
HIGHEST QUARTERLY REVENUES IN COMPANY’S 20-YEAR HISTORY
SCOTTSDALE, Ariz.—August 5, 2009—Medicis (NYSE:MRX) today announced record net revenues of approximately $141.2 million for the three months ended June 30, 2009, compared to net revenues of approximately $137.4 million for the three months ended June 30, 2008, representing an increase of approximately 3%. This increase was due primarily to the strength of SOLODYN®, and the launch of DYSPORT™ on June 15, 2009.
Non-generally accepted accounting principles (non-GAAP) earnings per diluted share (defined below) for the three months ended June 30, 2009, was $0.39, compared to non-GAAP earnings per diluted share of $0.44 for the three months ended June 30, 2008.
GAAP net income for the three months ended June 30, 2009, was approximately $15.6 million, compared to GAAP net income of approximately $13.0 million for the three months ended June 30, 2008. GAAP earnings per diluted share for the three months ended June 30, 2009, was $0.25, compared to GAAP earnings per diluted share of $0.21 for the three months ended June 30, 2008.
The Company’s achievement of approximately $141.2 million in revenues compares favorably to the Company’s previously published guidance of approximately $115-$121 million for the three months ended June 30, 2009. Non-GAAP earnings per diluted share of $0.39 compares favorably to the Company’s previously published guidance of approximately $0.08-$0.15 in earnings per diluted share for the three months ended June 30, 2009.
“We are pleased to announce a very solid second quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “This quarter’s financial results speak to Medicis’ ability to control costs and its desire to achieve our year’s original EPS guidance. During 2009, the Company announced three important regulatory successes, including the U.S. Food and Drug Administration’s (FDA) approvals of DYSPORT and SOLODYN 65mg and 115mg strengths, and Health Canada’s issuance of the Medical Device License (MDL) for the LIPOSONIX™1 System. Additionally, we announced issuance of two new patents for SOLODYN relating to the 90mg strength. As we move into the second half of 2009, we are intensely focused on creating favorable launches for DYSPORT, LIPOSONIX and our new strengths of SOLODYN. We also anticipate meaningful activity in our research and development program.”

Non-GAAP net income for the three months ended June 30, 2009, was approximately $24.9 million, compared to non-GAAP net income of approximately $29.0 million for the three months ended June 30, 2008. Non-GAAP net income for the three months ended June 30, 2009, excludes charges totaling approximately $9.3 million, consisting of a $3.0 million charge (pre-tax) for an upfront research and development (R&D) payment to a Medicis partner, a $2.2 million (pre-tax) net gain on the sale of Medicis Pediatrics to BioMarin Pharmaceutical, Inc. (BioMarin) and income tax charges of $8.5 million (net) related to these transactions. The Company recorded an income tax charge of $9.0 million related to the sale of Medicis Pediatrics to BioMarin based on the gain that was recognized for income tax purposes.  Non-GAAP net income for the three months ended June 30, 2008, excluded a $25.0 million (pre-tax) payment to Ipsen upon acceptance by FDA of the Biologics License Application (BLA) for DYSPORT.
Acne Products
Medicis recorded net revenues of approximately $94.2 million from sales of its acne products for the three months ended June 30, 2009, compared to net revenues of approximately $86.4 million for the three months ended June 30, 2008, representing an increase of approximately 9.0%. This increase is due primarily to increased revenues associated with SOLODYN and ZIANA® in the second quarter of 2009, and the launch of TRIAZ® Foaming Cloths in April 2009. Medicis acne products include primarily PLEXION®, SOLODYN, TRIAZ and ZIANA.
Non-Acne Products
Medicis recorded net revenues of approximately $37.1 million associated with its non-acne products for the three months ended June 30, 2009, compared to net revenues of approximately $40.5 million for the three months ended June 30, 2008, representing a decrease of approximately 8.4%, and compared to net revenues of approximately $23.5 million for the three months ended March 31, 2009, representing an increase of approximately 58.1%. The year-over-year decrease is a result of the non-acne products category being more sensitive to weaknesses in the U.S. economy offset by the June 15, 2009, launch of DYSPORT. In the second quarter of 2009, the Company began recording revenue on its aesthetic products, including DYSPORT, upon the shipment from its exclusive distributor to physicians. Medicis non-acne products include primarily DYSPORT, LOPROX®, PERLANE®, RESTYLANE® and VANOS®.
Other Non-Dermatological Products
Medicis recorded net revenues of approximately $10.0 million associated with its other non-dermatological products for the three months ended June 30, 2009, compared to net revenues of approximately $10.5 million for the three months ended June 30, 2008, representing a decrease of approximately 5.5%. Medicis other non-dermatological products include primarily AMMONUL®, BUPHENYL®, LIPOSONIX and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended June 30, 2009, was in line with the Company’s guidance.
Selling, general and administrative (SG&A) expense for the three months ended June 30, 2009, was approximately $71.7 million, or approximately 50.7% of net revenues, compared to approximately $71.9 million, or approximately 52.3% of net revenues, for the three months ended June 30, 2008. The Company continues to implement cost-cutting measures to achieve its profitability objectives. This flat year-over-year cost structure, which includes three product launches, is evidence of the success to date of these efforts.
R&D expense for the three months ended June 30, 2009, was approximately $12.1 million, compared to approximately $33.0 million for the three months ended June 30, 2008. R&D expense for the three months ended June 30, 2009, includes a $3.0 million upfront payment to a Medicis partner, and R&D expense for the three months ended June 30, 2008, included the $25.0 million payment to Ipsen upon acceptance by FDA of the BLA for DYSPORT.
2009 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2009 is anticipated as follows:
Calendar 2009
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year End
	(3/31/09)	(6/30/09)	(9/30/09)	(12/31/09)	2009
	Actual	Actual	Estimated	Estimated	Estimated
Revenue	$100	$141	$147-$154	$168-$179	$556-$574

Non-GAAP diluted earnings per share objectives	$0.09	$0.39	$0.36-$0.42	$0.58-$0.67	$1.42-$1.57
Additional 2009 Guidance Considerations
▪	Revenue and non-GAAP diluted earnings per share objectives include a full year of SOLODYN revenue with no additional generic entry;

▪	annual gross profit margins of approximately 89-90% of revenues;

▪	annual SG&A expense of approximately 52-54% of revenues;

▪	annual R&D expense of approximately 8-10% of revenues;

▪	annual depreciation and amortization expense of approximately $32-$34 million;

▪	annual effective tax rate of approximately 39-40%;

▪	the non-GAAP diluted earnings per share figures above incorporate the impact of FAS 123R, totaling approximately $15-$16 million for the year; and

▪	fully diluted weighted average shares outstanding of approximately 63-64 million shares for each of the remaining quarters.
The above guidance could be materially impacted by the following:
▪	the timing of additional SOLODYN patent allowances, if any;

▪	uncertainty relating to the Company’s continued ability to utilize the SOLODYN Patient Access Card in the current manner, which may affect the average selling price;

▪	the timing and launches of potential approvals of generic versions of SOLODYN;

▪	the deployment of certain wholesaler inventory reduction strategies for SOLODYN which continued into 2009 in anticipation of FDA approval for follow-on forms of SOLODYN;

▪	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises;

▪	the financial impact of changes in accounting or governmental pronouncements;

▪	potential special charges associated with business development transactions and R&D milestones or contract payments; and

▪	charges related to the accounting for our investment in Revance.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as charges for R&D, transaction costs, gains and losses related to business development activities, the impairment of long-lived assets and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such items and the related tax effects when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these items, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and aesthetic elegance.
The Company’s products include the brands DYSPORT™ (abobotulinumtoxinA), PERLANE® (hyaluronic acid), RESTYLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LIDEX® (fluocinonide) Cream 0.05%, LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX® System and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
▪	Medicis’ future prospects;

▪	revenues, gross profit margin, expenses, tax rate and earnings guidance;

▪	information regarding business development activities and future regulatory approval of the Company’s products;

▪	the commercial success of the Company’s products;

▪	the patentability of certain intellectual property;

▪	the potential for generic competition to SOLODYN and other Medicis products;

▪	the future expansion of the aesthetics market; and

▪	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE franchise. The RESTYLANE franchise currently includes PERLANE and RESTYLANE.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
▪	the anticipated size of the markets and demand for Medicis’ products;

▪	the availability of product supply or changes in the costs of raw materials;

▪	the receipt of required regulatory approvals;

▪	competitive developments affecting our products, such as the FDA approvals of Elevess™, Evolence®, Hydrelle™, Juvederm® Ultra, Juvederm® Ultra Plus, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE and PERLANE, and generic forms of our DYNACIN Tablets, LOPROX, PLEXION, SOLODYN, TRIAZ or VANOS products;

▪	product liability claims;

▪	the introduction of federal and/or state regulations relating to the Company’s business;

▪	dependence on sales of key products;

▪	changes in the treatment practices of physicians that currently prescribe the Medicis products, including prescription levels;

▪	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

▪	dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties);

▪	changes in reimbursement policies of health plans and other health insurers;

▪	the timing and success of new product development by Medicis or third parties;

▪	the inability to secure patent protection from filed patent applications, inadequate protection of Medicis’ intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights or the Company’s expectation regarding the ability to receive 30-month stays;

▪	the risks of pending and future litigation or government investigations; and

▪	other risks described from time to time in Medicis’ filings with the SEC.
Forward-looking statements represent the judgment of Medicis’ management as of the date of this release and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The LIPOSONIX® System is not cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Product revenues	$138,695	$133,039	$235,294	$258,092
Contract revenues	2,551	4,410	5,770	8,260

Total revenues	141,246	137,449	241,064	266,352

Cost of revenues	13,067	9,204	22,512	20,337

Gross profit	128,179	128,245	218,552	246,015

Operating expenses:
Selling, general and administrative	71,654	71,872	142,079	143,934
Research and development	12,072	33,000	25,347	42,189
Depreciation and amortization	7,945	6,780	15,077	13,502

Total operating expenses	91,671	111,652	182,503	199,625

Operating income	36,508	16,593	36,049	46,390

Other (income) expense, net	(2,243)	—	630	2,871

Interest income, net	(1,100)	(5,301)	(2,533)	(12,094)

Income tax expense	24,258	8,886	22,031	22,080

Net income	$15,593	$13,008	$15,921	$33,533

Basic net income per common share	$0.26	$0.23	$0.27	$0.59

Diluted net income per common share	$0.25	$0.21	$0.27	$0.52

Shares used in basic net income per common share	57,088	56,493	56,911	56,425

Shares used in diluted net income per common share	63,008	68,209	62,838	69,204

Cash flow from operations	$5,624	$15,273	$51,022	$48,376

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended			Six months ended
	June 30, 2009			June 30, 2009
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$15,593			$15,921

Less: income allocated to participating securities	(526)			(467)

GAAP net income attributable to common shareholders	$15,067		$0.26	$15,454		$0.27

Less: Net undistributed earnings allocated to unvested shareholders	(1)			(1)

Interest expense and associated bond offering costs (tax-effected)	666	{a}		1,333	{a}

GAAP “if-converted” net income and diluted EPS	$15,732		$0.25	$16,786		$0.27

Non-GAAP adjustments:

Research and development expenses related to our collaborations	3,000		0.05	8,000		0.12

Net gain related to the sale of Medicis Pediatrics to BioMarin	(2,210)		(0.04)	(2,210)		(0.04)

Charge related to our investment in Revance	—		—	2,886		0.04

Income tax effects related to the above transactions	8,472		0.13	5,292		0.08

Non-GAAP “if-converted” net income and diluted EPS	$24,994		$0.39	$30,754		$0.48

Shares used in basic net income per common share			57,088			56,911

Shares used in diluted net income per common share			63,008			62,838

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $0.7 million and $1.3 million are added back to GAAP net income for the three months and six months ended June 30, 2009, respectively.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended			Six months ended
	June 30, 2008			June 30, 2008
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$13,008			$33,533
Less: income allocated to participating securities			(232)			(487)
GAAP net income attributable to common shareholders	$12,776		$0.23	$33,046		$0.59

Less: Net undistributed earnings allocated to unvested shareholders	(2)			(5)
Interest expense and associated bond offering costs (tax-effected)	1,353	{a}		2,870	{a}
GAAP “if-converted” net income and diluted EPS	$14,127		$0.21	$35,911		$0.52

Non-GAAP adjustments:

Research and development expense related to milestone payment to Ipsen upon the FDA’s acceptance of DYSPORT BLA	25,000		0.36	25,000		0.36

Charge related to our investment in Revance	—		—	2,871		0.04

Income tax effects	(9,000)		(0.13)	(9,000)		(0.13)

Non-GAAP “if-converted” net income and diluted EPS	$30,127		$0.44	$54,782		$0.79
Shares used in basic net income per common share			56,493			56,425
Shares used in diluted net income per common share			68,209			69,204

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $1.4 million and $2.9 million are added back to GAAP net income for the three months and six months ended June 30, 2008, respectively.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	June 30,	December 31,
	2009	2008
Assets
Cash, cash equivalents & short-term investments	$405,390	$343,885
Accounts receivable, net	97,409	52,588
Inventory, net	24,485	24,226
Deferred tax assets	62,420	53,161
Other current assets	20,675	19,676

Total current assets	610,379	493,536
Property & equipment, net	25,871	26,300
Intangible assets, net	318,415	318,191
Deferred tax asset	65,942	77,149
Long-term investments	36,935	55,333
Other assets	2,415	2,925

Total assets	$1,059,957	$973,434

Liabilities and stockholders’ equity
Total current liabilities	$251,788	$185,901
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	11,888	14,513
Stockholders’ equity	626,955	603,394

Total liabilities and stockholders’ equity	$1,059,957	$973,434

Working capital	$358,591	$307,635

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